MGT Capital Clarifies and Corrects Shareholder Vote Results

Company will still change name to John McAfee Global Technologies, Inc.

HARRISON, N.Y., September 14, 2016 -- MGT Capital Investments, Inc. (NYSE MKT: MGT) yesterday filed a Form 8-K Current Report with the Securities and Exchange Commission to report the results of its Annual Meeting held on September 8, 2016. Due to tabulation errors by professional third parties that administer the proxy voting process, MGT is forced to correct two errors in its September 9, 2016 press release.

Specifically, the proposal to amend the Company’s restated certificate of incorporation to increase the amount of authorized common stock from 75,000,000 shares to 250,000,000 shares was not approved, even though the proposal garnered 84% of the votes cast. The specific reason in that the total number of votes did not reach the 50.1% threshold as required by Delaware law. Furthermore, so-called “broker non-votes” were excluded from the tally.

There is no immediate impact due to this change as the Company’s current authorized share count is adequate to issue the 43.8 million shares contemplated by the stockholder approved D-Vasive acquisition.

Secondly, the proposal to ratify an amendment to the Company’s restated certificate of incorporation to change its name to “John McAfee Global Technologies, Inc.” was not approved for the same reasons, despite 99% of the votes cast being in favor of the change.

However, a name change by a Delaware company does not require shareholder ratification, and given the overwhelming support by those voting, the Company’s board of directors will proceed with such change.

The six other proposals, including electing John McAfee to the board of directors as Executive Chairman passed as previously disclosed.

About MGT Capital Investments, Inc.

MGT Capital Investments, Inc. (NYSE MKT: MGT) is in the process of acquiring a diverse portfolio of cyber security technologies. With cyber security industry pioneer, John McAfee, at its helm, MGT Capital is positioned to address various cyber threats through advanced protection technologies for mobile and personal tech devices, including tablets and smart phones. The Company is currently in the process of acquiring D-Vasive, a provider of leading edge anti-spy software, and Demonsaw, a provider of a secure and anonymous file sharing software platform.

For more information on the Company, please visit http://ir.stockpr.com/mgtci.

Forward–looking Statements

This press release contains forward–looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward–looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward–looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward–looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact

Garth Russell

Managing Director

KCSA Strategic Communications

grussell@kcsa.com

212.896.1250

Grace Livingston

Director of Investor Relations

MGT Capital

glivingston@mgtci.com

205.999.2524

Media Contact

Tiffany Madison

Director of Corporate Communications

MGT Capital Investments, Inc.

tmadison@mgtci.com

469.236.9569